Exhibit 4.3

Mr P J Cescau

19 March 2007

Your reward package effective 1st January 2007

I am pleased to confirm the changes to your reward package as from 1st January 2007.

Your Total Reward package has been raised and therefore you can earn more for strong business performance. The package is aligned with Unilever’s reward strategy for transitioning from a focus on fixed to variable rewards.

Base Salary

Your annual base salary will continue to be GBP 972,500.

The salary will be paid as follows:

•	Unilever NV will pay 30% of the salary in the Netherlands.
•	The balance will be payable in the UK by Unilever PLC.

Your pensionable salary will also continue to be GBP 972,500.

Annual Bonus

Your annual bonus for 2007 at target and at maximum has been increased and will range between 0% and 200% of your base salary.

Two thirds of the bonus will be based on achievement of Unilever’s 2008 business results targets. One third of the bonus will be based upon achievement of your personal (QoR) targets. One quarter of your annual bonus will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.

The Business Results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets, and each are equally weighted at 50%.

Appendix 1a + 1b show details of the targets agreed with the Remuneration Committee.

Long-Term Stock Incentives

The expected value of your stock incentive awards for 2007 has been increased at target and at maximum and will range between 0% and 230% of your base salary.

It is the intention to seek formal approval at the AGMs in May 2007 for a new Long-Term Incentive Plan, and subject to shareholders’ approval, awards will be made shortly thereafter (therefore no award in March).

Please find below a brief description of the proposed award in 2007 under the new plan:

The 2007 Unilever Leadership Performance Share Plan (LPSP) replaces the existing, and separate, GPSP and TSR LTIP grants, while capturing the strategic intent of each. Specifically, three performance measures will govern vesting of LPSP awards under the grant; two internally focussed measures including Group Underlying Sales Growth and Un-geared Free Cash Flow, and one externally focussed measure, relative TSR. Performance for each measure will be assessed independently from the other measures over each three-year performance period.

Under the LPSP, participants are granted a target number of shares at the beginning of each year for the upcoming 3 year performance period. The target grant level will be determined by competitive market practice, and will be communicated as a percentage of base pay converted to a number of shares. Portions of the award will vest based on Group USG and Un-geared Free Cash Flow performance outcomes versus performance targets, and a portion of the award will vest based on Unilever’s relative TSR ranking versus a peer group with 20 other companies (the existing TSR comparator group). The number of shares eventually earned will range from 0% to 200% of the par target award based on actual performance, with the economic value of awards ultimately dependent on share price and level of goal achievement. Vesting and delivery of LPSP shares will occur at the end of the three-year performance period.

The performance measurement weighting for UEx is 30% based on USG, 30% based on Free Cash Flow, and 40% based on relative TSR.

RemCo approved an enhancement to the vesting schedule under the TSR portion of the plan as follows: 50% of the target award will vest if Unilever is ranked 11th among the peer group of companies, 100% if ranked 7th, and 200% if ranked 3rd or above – straight-line vesting will occur between these discreet points. Effectively, this increases the expected value of the award from our current practice, but at the same time more closely aligns the values delivered through our vesting schedule with competitive practice.

In 2007 only the Unilever UEx members and WL5 managers will be awarded under the new plan. The other participants will remain the in the GPSP plan in 2007.

We are excited that this plan improves the competitive alignment of our new program and eases its understanding.

Appendix 2 show details of the targets for this new plan agreed with the Remuneration Committee subject to Shareholders approving the new plan.

Further details will follow after the AGM’s in May 2007.

Matching Shares

As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares. All these shares have to be held for a period of three years. Once the three-year period has elapsed, full ownership of the shares will pass to you.

Personal Shareholding requirement

You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.

Perquisites and benefits

Local practice will continue to apply to you for company car and other employee provisions.

As an Executive team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension

You will continue to be covered via the Director’s Pension letter.

I want to take this opportunity to thank you for your valued contributions.

Unilever has good momentum going into 2007.

With kind regards

/s/ Antony Burgmans

Antony Burgmans

END

Mr C J van der Graaf

16 March 2007

Your reward package effective 1st January 2007

We are pleased to confirm the changes to your reward package as from 1st January 2007.

Your Total Reward package has been raised to competitive levels of the peer market where you are based, and therefore you can earn more for strong business performance. The package is aligned with Unilever’s reward strategy for transitioning from a focus on fixed to variable rewards.

Base Salary

Your annual base salary will continue to be €798,000.

The salary will be paid as follows:

•	Unilever PLC will pay GBP 65,000 in the UK.
•	The balance will be payable in the Netherlands by Unilever NV.

Annual Bonus

Your annual bonus for 2007 at target and at maximum has been increased and will range between 0% and 150% of your base salary.

Up to 120% of the base salary will be based on achievement of Unilever’s 2007 business results targets. Max 30% of the base salary will be based upon achievement of your personal (QoR) targets.

Due to a change in the Dutch fiscal legislation your bonus will now be paid full in cash and from your net, 25% of the gross bonus amount will be deducted to buy Unilever shares for you.

The Business Results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets, and each are equally weighted at 50%.

Appendix 1a + 1b show details of the targets agreed with the Remuneration Committee.

Long-Term Stock Incentives

The expected value of your stock incentive awards for 2007 has been increased at target and at maximum and will range between 0% and 200% of your base salary.

It is the intention to seek formal approval at the AGM’s in May 2007 for a new Long-Term Incentive Plan, and subject to shareholders’ approval, awards will be made shortly thereafter (therefore no award in March).

Please find below a brief description of the proposed award in 2007 under the new plan:

The 2007 Unilever Leadership Performance Share Plan (LPSP) replaces the existing, and separate, GPSP and TSR LTIP grants, while capturing the strategic intent of each. Specifically, three performance measures will govern vesting of LPSP awards under the grant; two internally focussed measures including Group Underlying Sales Growth and Un-geared Free Cash Flow, and one externally focussed measure, relative TSR. Performance for each measure will be assessed independently from the other measures over each three-year performance period.

Under the LPSP, participants are granted a target number of shares at the beginning of each year for the upcoming 3 year performance period. The target grant level will be determined by competitive market practice, and will be communicated as a percentage of base pay converted to a number of shares. Portions of the award will vest based on Group USG and Un-geared Free Cash Flow performance outcomes versus performance targets, and a portion of the award will vest based on Unilever’s relative TSR ranking versus a peer group with 20 other companies (the existing TSR comparator group). The number of shares eventually earned will range from 0% to 200% of the par target award based on actual performance, with the economic value of awards ultimately dependent on share price and level of goal achievement. Vesting and delivery of LPSP shares will occur at the end of the three-year performance period.

The performance measurement weighting for UEx is 30% based on USG, 30% based on Free Cash Flow, and 40% based on relative TSR.

RemCo approved an enhancement to the vesting schedule under the TSR portion of the plan as follows: 50% of the target award will vest if Unilever is ranked 11th among the peer group of companies, 100% if ranked 7th, and 200% if ranked 3rd or above – straight-line vesting will occur between these discreet points. Effectively this increases the expected value of the award from our current practice, but at the same time more closely aligns the values delivered through our vesting schedule with competitive practice.

In 2007 only the Unilever UEx members and WL5 managers will be awarded under the new plan. The other participants will remain the in the GPSP plan in 2007.

We are excited that this plan improves the competitive alignment of our new program and eases its understanding.

Appendix 2 show details of the targets for this new plan agreed with the Remuneration Committee subject to Shareholders approving the new plan.

Further details will follow after the AGM’s in May 2007.

Following the change in Dutch tax legislation the award and vesting will be settled in cash.

Matching Shares

The Dutch fiscal legislation has changed and therefore, different from the past, you will not receive matching shares at the time of award. Instead of this you will after three years receive a cash bonus equivalent to the then market value of the bonus paid in shares, plus a dividend equivalent. This will be subject to income tax.

We hope you will invest the cash bonus in Unilever shares.

Personal Shareholding requirement

You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.

Perquisites and benefits

Local practice will continue to apply to you for company car and other employee provisions.

As an Executive team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension

You will continue to be covered via the Director’s Pension letter.

2006 was again a challenging year for the team, yet we made significant progress toward your strategic goals. We want to take this opportunity to thank you for your valued contributions. Unilever has good momentum going into 2007.

We look forward to your continued support as we build on the 2006 achievements and drive our agenda in 2007.

With kind regards

/s/ Patrick Cescau	/s/ Antony Burgmans

Patrick Cescau	Antony Burgmans

END

Mr R D Kugler

16 March 2007

Your reward package effective 1st January 2007

We are pleased to confirm the changes to your reward package as from 1 January 2007.

Your Total Reward package has been raised to competitive levels of the peer market where you are based, and therefore you can earn more for strong business performance. The package is aligned with Unilever’s reward strategy for transitioning from a focus on fixed to variable rewards.

Base Salary

Your annual base salary will continue to be GBP 587,500.

The salary will be paid as follows:

•	Unilever NV will pay EURO 100,000 in the Netherlands.
•	The balance will be payable in the UK by Unilever PLC.

Your pensionable salary will also continue to be GBP 972,500.

Annual Bonus

Your annual bonus for 2007 at target and at maximum has been increased and will range between 0% and 150% of your base salary.

Up to 120% of the base salary will be based on achievement of Unilever’s 2007 business results targets. Max 30% of the base salary will be based upon achievement of your personal (QoR) targets. One-quarter of your annual bonus will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.

The Business Results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets, and each are equally weighted at 50%.

Appendix 1a + 1b show details of the targets agreed with the Remuneration Committee.

Long-Term Stock Incentives

The expected value of your stock incentive awards for 2007 has been increased at target and at maximum and will range between 0% and 200% of your base salary.

It is the intention to seek formal approval at the AGM’s in May 2007 for a new Long-Term Incentive Plan, and subject to shareholders’ approval, awards will be made shortly thereafter (therefore no award in March).

Please find below a brief description of the proposed award in 2007 under the new plan:

The 2007 Unilever Leadership Performance Share Plan (LPSP) replaces the existing, and separate, GPSP and TSR LTIP grants, while capturing the strategic intent of each. Specifically, three performance measures will govern vesting of LPSP awards under the grant; two internally focussed measures including Group Underlying Sales Growth and Un-geared Free Cash Flow, and one externally focussed measure, relative TSR. Performance for each measure will be assessed independently from the other measures over each three-year performance period.

Under the LPSP, participants are granted a target number of shares at the beginning of each year for the upcoming 3 year performance period. The target grant level will be determined by competitive market practice, and will be communicated as a percentage of base pay converted to a number of shares. Portions of the award will vest based on Group USG and Un-geared Free Cash Flow performance outcomes versus performance targets, and a portion of the award will vest based on Unilever’s relative TSR ranking versus a peer group with 20 other companies (the existing TSR comparator group). The number of shares eventually earned will range from 0% to 200% of the par target award based on actual performance, with the economic value of awards ultimately dependent on share price and level of goal achievement. Vesting and delivery of LPSP shares will occur at the end of the three-year performance period.

The performance measurement weighting for UEx is 30% based on USG, 30% based on Free Cash Flow, and 40% based on relative TSR.

RemCo approved an enhancement to the vesting schedule under the TSR portion of the plan as follows: 50% of the target award will vest if Unilever is ranked 11th among the peer group of companies, 100% if ranked 7th, and 200% if ranked 3rd or above – straight-line vesting will occur between these discreet points. Effectively this increases the expected value of the award from our current practice, but at the same time more closely aligns the values delivered through our vesting schedule with competitive practice.

In 2007 only the Unilever UEx members and WL5 managers will be awarded under the new plan. The other participants will remain the in the GPSP plan in 2007.

We are excited that this plan improves the competitive alignment of our new program and eases its understanding.

Appendix 2 show details of the targets for this new plan agreed with the Remuneration Committee subject to Shareholders approving the new plan.

Further details will follow after the AGMs in May 2007.

Matching Shares

As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares. All these shares have to be held for a period of three years. Once the three-year period has elapsed, full ownership of the shares will pass to you.

Personal Shareholding requirement

You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.

Perquisites and benefits

Local practice will continue to apply to you for company car and other employee provisions.

As an Executive team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

Pension

You will continue to be covered via the Director’s Pension letter. Your pensionable salary will not include the variable pay element.

2006 was again a challenging year for the team, yet we made significant progress toward your strategic goals. We want to take this opportunity to thank you for your valued contributions. Unilever has good momentum going into 2007.

We look forward to your continued support as we build on the 2006 achievements and drive our agenda in 2007.

With kind regards

/s/ Patrick Cescau	/s/ Antony Burgmans

Patrick Cescau	Antony Burgmans

END